Exhibit 10.5
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the “Agreement”) is entered into effective as of April 30, 2025 (the “Effective Date”), between Myriad Genetics, Inc. (the “Company”), with a business address at 322 North 2200 West Salt Lake City, Utah 84116, and Paul J. Diaz (the “Consultant”), and governs the Consultant’s services provided to the Company and any of its affiliates as a consultant from and after the Effective Date. The Company and the Consultant may each be referred to herein individually as a “Party” or collectively as “the Parties.”
1.Term. This Agreement shall be effective as of the Effective Date and shall continue in effect for a period of one (1) year from the Effective Date (the “Term”), unless extended or earlier terminated as described in Section 4.

2.Services. During the Term, the Consultant agrees to act as an independent contractor to the Company and personally provide to the Company the following services (the “Services”): (a) assistance and support with the transition of the Consultant’s duties and responsibilities to Company personnel, as requested by the Company’s Chief Executive Officer (the “CEO”) or Board of Directors (the “Board”); (b) assistance in the defense or prosecution of claims against or on behalf of Company, its affiliates and its and their officers and employees, except that in no event will the Consultant be required to act against the Consultant’s own interests; and (c) providing such other transition support as may be reasonably requested by the CEO or the Board. Without limiting the foregoing, absent express advance written permission provided by a duly-authorized Board member, the Consultant shall not have authority to, and shall not, represent himself as an executive, agent or representative of the Company with respect to Company negotiations, contracts, agreements or transactions with third parties. The Consultant agrees to devote the Consultant’s best efforts to the performance of the Services. The Consultant agrees that all of the Services shall be provided personally, and none of the Services may be subcontracted to another individual or entity without the prior written approval of the Company. The Company agrees that the Consultant’s services are not exclusive, and the Consultant may (subject to Section 5) during and after the Term engage in employment, consulting, or other services with other business ventures.

3.Compensation.
(a)    The Company shall provide the Consultant with payment of $375,000.00, made in twelve (12) equal installments of $31,250.00 during the Term (with an installment paid in each month during the Term), representing a pro-rata portion of the Consultant’s target amount of Annual Bonus (defined in the Consultant’s prior Employment Agreement with the Company dated July 24, 2020 (the “Employment Agreement”)) for the year in which the Consultant’s final date of employment with the Company occurs (the “Separation Date”), based on the portion of the year worked prior to the Separation Date.
(b)    Except as follows, the Consultant’s outstanding equity awards (the “Awards”) shall continue to be governed by the applicable restricted stock unit agreement or stock option agreement (each an “Award Agreement”) and, as applicable, the terms of the Company’s 2017 Employee, Director and Consultant Equity Incentive Plan (the “Plan”). The Consultant shall not be granted additional restricted stock units, stock options or other equity in the Company pursuant to this Agreement or the Services provided hereunder. The Consultant remains eligible for continued vesting of Awards pursuant to the terms and conditions of the Consultant’s Award Agreements and, as applicable, the Plan. For purposes of the Awards, the Consultant shall not be considered to have had a termination of employment or service with the Company until the end of the Term (i.e., the Awards will continue to vest during the Term and any post-termination exercise period applicable to any options will not be triggered until the end of the Term). All Awards granted to the Consultant under the Plan shall remain subject to the terms of the Plan, including the terms relating to a Corporate Transaction as described in Section 18 (Adjustments) of the

Plan. Without limiting the foregoing, in the event of a Corporate Transaction (as described in the applicable Award Agreement) the Company shall treat inducement awards granted to the Consultant outside the Plan in the same manner as equity awards granted to other senior Company executives under the Plan.
(c)    The Company shall reimburse the Consultant for the Consultant’s reasonable out-of-pocket expenses actually incurred in performance of the Services, including first class airfare and reasonable travel expenses, subject to compliance with applicable Company expense reimbursement policies (which shall be substantially similar to those currently in effect for the Consultant).
(d)    Except as provided in this Agreement, the Consultant acknowledges and agrees that the Consultant shall not be entitled to participate in any insurance, disability, retirement, pension or other plans or benefits provided by the Company to its employees, with respect to the Consultant’s provision of the Services. However, nothing in this Agreement limits any right that the Consultant may have as to any post-employment fringe benefits or insurance, or other unpaid benefits earned by the Consultant as an employee through his last day of employment with the Company (the “Separation Date”), as may be the case, pursuant to the terms and conditions of applicable plan and policy documents.
4.Termination. This Agreement automatically shall conclude at the end of the Term, provided that: (a) this Agreement may be extended by further written agreement between the Parties; and (b) in the event of a material breach of this Agreement by a Party, this Agreement and the Term may be terminated by written notice from the non-breaching Party to the breaching Party if the non-breaching Party has provided written notice of the breach to the breaching Party and after a reasonable cure period the breaching Party failed to reasonably cure such breach. Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement, except for the rights and obligations described in Sections 5, 6 and 7 (which shall survive such termination), any payment of any amount due pursuant to Section 3 through the month in which the end of the Term occurs, and payment due for any vested Awards, shall terminate and the Parties shall have no further obligation hereunder. Other than as expressly provided herein, no compensation shall be payable to the Consultant after the conclusion of the Term, other than an obligation accrued prior to conclusion. At the conclusion of the Term, or earlier at the Company’s request, the Consultant shall: (i) deliver to the Company all hardware, software, equipment, or other materials provided to the Consultant by the Company; (ii) deliver to the Company all tangible documents and materials (and any copies) containing, reflecting, incorporating, or based on the Company’s information; and (iii) in coordination with the Company, permanently erase all Company information from the Consultant’s computer systems and other devices; provided that the Consultant shall be permitted to retain his calendar, contacts, agreements with the Company and related compensatory plans, computers and electronic devices, software, printers and other computer hardware (provided that, as a condition of the Consultant’s retention of such items, the Consultant shall reasonably cooperate with the Company to permit the Company to access any such items and remove any Company trade secrets and/or confidential or proprietary information therefrom).

5.Continuing Contractual Obligations. Except as modified below, the Consultant acknowledges and agrees that the terms of the Confidentiality, Non-Competition, Non-Solicitation and Inventions Assignment Agreement dated July 24, 2020 between the Consultant and the Company (the “Covenants Agreement”) shall survive the execution of this Agreement and remain in full force and effect. The Parties acknowledge and agree that the Covenants Agreement is not in conflict with, is intended to apply concurrently with, and shall be interpreted to apply in addition to (and not in lieu of) the covenants in this Agreement. Notwithstanding the foregoing, the Company agrees that the Covenants Agreement (as well as the non-compete, non-solicit of business or customers, or similar obligations of the Consultant under any other agreement with the Company) does not preclude the Consultant from accepting a position as a partner or member of, employee of, consultant to, or other position with a private equity firm (or any of its related funds, investments, or businesses), including one that involves a business engaged in advanced diagnostics or molecular diagnostics; provided that in the case of a business entity that is principally engaged in the business of advanced diagnostics or molecular diagnostics, the Consultant shall not during the Restricted Period (unless a waiver is obtained in writing from the Company): (a) be actively engaged in the operation of such business, (b) serve in a role other than board member of such business, or (c) be actively involved in any decision as to whether to invest in, or dispose of, such business.

6.General Release.

(a)In consideration of the promises and payments described herein, the Consultant, with the intention of binding himself and the Consultant’s heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Company and each of its subsidiaries and affiliates (the “Company Affiliated Group”), their present and former officers, directors, executives, agents, attorneys, employees and employee benefits plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected which the Consultant, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity (as they may have been amended through the Effective Date), including, without limitation, any and all claims: (i) arising out of or in any way connected with the Consultant’s service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity; (ii) for severance or vacation benefits, unpaid wages, salary or incentive payments; (ii) for breach of contract, breach of covenant of good faith and fair dealing, wrongful discharge, impairment of economic opportunity, defamation, promissory estoppel, fraud, negligent or intentional infliction of emotional harm, or other tort; (iv) for any violation of applicable state and local labor and employment laws, including, without limitation, all laws concerning unlawful and unfair labor and employment practices, and further including, without limitation, any and all claims based on the Executive Retirement Income Security Act of 1974 (“ERISA”), Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1991, the Americans with Disabilities Act (“ADA”), Sections 503 and 504 of the Rehabilitation Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Uniformed Services Employment and Re-Employment Act, the Rehabilitation Act of 1973, the Families First Coronavirus Response Act, the Coronavirus Aid, Relief and Economic Security Act, the Employment Relations and Collective Bargaining Act, the Utah Right to Work Act, the Utah Drug and Alcohol Testing Act, the Utah Minimum Wage Act, the Utah Protection of Activities in Private Vehicles Act, the Utah Employment Selection Procedures Act, and the Utah Occupational Safety and Health Act, and any and all claims arising under the civil rights laws of any federal, state or local jurisdiction, each as amended and including each of their respective implementing regulations; and (v) under any whistleblower laws or whistleblower provisions of other laws; excepting only: (A) rights of the Consultant under this Agreement; (B) rights of the Consultant relating to equity awards held by the Consultant as of his Separation Date; (C) the right of the Consultant to receive continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) in accordance with applicable law; (D) rights to indemnification the Consultant may have (1) under applicable law, (2) under the by-laws, certificate of incorporation or similar governing documents of any Company Released Party, (3) under a written indemnification agreement with any Company Released Party, or (4) as an insured under any director’s and officer’s liability insurance policy now or previously in force; (E) claims (1) for benefits under any health, disability, retirement, deferred compensation, life insurance or other, similar Executive benefit plan or arrangement of the Company Affiliated Group, and (2) for earned and unpaid salary and earned but unused vacation pay through the Separation Date in accordance with applicable Company policy; (F) claims for the reimbursement of unreimbursed business expenses incurred prior to the Separation Date pursuant to applicable Company policy; and (G) any rights that the Consultant may have as a stockholder (or former stockholder) of Company with respect to dividend payment rights or payments in respect of shares of Company common stock sold in a merger or other transaction in accordance with the applicable merger or transaction agreement.

(b)The Consultant acknowledges and agrees that the Consultant’s waiver and release of claims are intended to be a complete bar to any recovery or personal benefit by or to the Consultant with respect to any claim whatsoever arising out of the Consultant’s service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, including those raised through a charge with a Governmental Agency, except those which, as a matter of law, cannot be released or are otherwise excluded from the release given in Section 6(a). To the maximum extent permitted by law, however, nothing in this Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of a charge or complaint on the basis that the Consultant’s signing of this Agreement constitutes a full release of any claims, including claims of discrimination, or to seek restitution to the extent permitted by law of the consideration provided to the Consultant under this Agreement in the event that the Consultant successfully challenges the validity of this release, provided, that the Consultant retains the right to receive, and the Company shall not seek restitution of, an award for information lawfully provided to a Governmental Agency. The Consultant further acknowledges and agrees that, but for providing this waiver and release, the Consultant would not be receiving the consideration provided pursuant to this Agreement.
7.Mutual Non-Disparagement.

(a)The Consultant acknowledges and agrees that the Consultant shall not make any statements that are professionally or personally disparaging about the Company or any of its officers or members of the Board.

(b)The Company agrees that its officers and members of the Board shall not make any statements that are professionally or personally disparaging about the Consultant.
(c)The foregoing provisions of this Section 7 do not apply to communications between the Consultant and any officer(s) or director(s) of the Company. Furthermore, nothing in this Section 7 prevents any person from responding truthfully to a subpoena or other legal process.

8.Independent Contractor Status. The Consultant shall perform all obligations under this Agreement as an independent contractor and not as an agent, employee or representative of the Company. Following the Separation Date, the Consultant agrees not to represent or purport to represent the Company in any unauthorized capacity or act on the Company’s behalf outside of the terms of this Agreement. Without limiting the foregoing, the Consultant understands and agrees that the Company does not grant to the Consultant the right or authority to enter into any agreement or other commitment, or to create any obligation of any kind, on behalf of the Company following the Separation Date. The Consultant shall be free to exercise the Consultant’s discretion and independent judgment as to the method and means of performance of the Services subject to the terms of this Agreement. The Consultant shall perform the Services using the Consultant’s own facilities, personnel, equipment and materials, and may choose the timing, location and schedule for the performance of the Services, consistent with objectives that may be set by the Company. The Consultant represents and warrants that all Services provided under this Agreement shall be original and independently provided without use of any other third party’s equipment, facilities, funding, or intellectual property rights. This Agreement shall not be construed to create any employment relationship between the Parties, and the Consultant is not an employee of the Company. The Company shall not pay or withhold payroll or employment taxes of any kind (including, but not limited to, FICA and FUTA) with respect to any compensation paid to the Consultant under this Agreement. The Company shall record payments to the Consultant on an Internal Revenue Service Form 1099. The Consultant shall be responsible for payment of all federal, state and local tax obligations that arise from payments to the Consultant from the Company under this Agreement.

9.Legal Compliance. By entering into this Agreement, the Parties specifically intend to comply with all applicable laws, rules and regulations as they may be amended from time to time. Accordingly, the compensation to be paid hereunder represents the fair market value of the Services and is not in payment for, and does not take into account, the Consultant’s past service as an employee of the Company or member of the Board. If as a result of a change in law or otherwise this Agreement is reasonably determined by either Party to violate, or present an unacceptable risk of violating, any federal, state, or local laws, rules, or regulations, then the Parties agree to negotiate in good faith revisions to any provision which is in, or which presents an unacceptable risk of, violation. If the Parties are unable to agree to modified terms as required to bring the entire Agreement into compliance or into an acceptable level of risk, then either Party may terminate this Agreement with immediate effect on written notice to the other Party.

10.Agreement Limitations; Preserved Rights. Notwithstanding anything to the contrary, this Agreement does not: (a) waive or release the Company from any obligation expressly set forth in this Agreement; (b) waive or release any legal claims which the Consultant may not waive or release by law, including under workers’ compensation laws; (c) prohibit or restrict the Consultant from filing a charge with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other U.S. federal, state or local governmental agency or commission (each a “Governmental Agency”); (d) prohibit or restrict the Consultant from communicating with, participating in an investigation or proceeding by, providing documents or information to, or otherwise cooperating with, a Governmental Agency; or (e) limit the Consultant’s right to seek or receive an award for providing information to a Governmental Agency or self-regulatory organization, including, but not limited to, a whistleblower award from the Securities and Exchange Commission under Section 21F of the Securities Exchange Act.

11.Attorneys’ Fees. The Company shall reimburse the Consultant for attorneys’ fees incurred in the negotiation and preparation of this Agreement, subject to a maximum amount of $20,000.00 for such attorneys’ fees.

12.General. This Agreement, and any other agreement explicitly referenced herein, set forth the entire agreement between the Company and the Consultant with regard to the Services. This Agreement may be modified or amended only by an agreement in writing signed by both the Company and the Consultant. This Agreement shall not be assignable, nor shall the performance of obligations hereunder be delegable, without the prior written consent of the Company. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without reference to its choice of law rules. Venue for any disputes arising under this Agreement shall be in any state or federal court in and for Salt Lake County, Utah. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement. Facsimile and electronic signatures shall be accepted as originals.

13.Knowing and Voluntary Agreement. By executing this Agreement, the Consultant acknowledges and agrees that: (a) the Consultant has been afforded sufficient time to understand the terms and effects of this Agreement; (b) the Consultant’s agreements herein are made voluntarily, knowingly and without duress; and (c) the Company has not made any representations inconsistent with this Agreement.
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INTENDING TO BE LEGALLY BOUND HEREBY, THE TERMS OF THIS AGREEMENT ARE ACCEPTED BY:

MYRIAD GENETICS, INC.	CONSULTANT
/s/ S. Louise Phanstiel	/s/ Paul J. Diaz.
Name: S. Louise Phanstiel	Name: Paul J. Diaz
Title: Chair of Board of Directors
Date: February 24, 2025	Date: February 24, 2025
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